UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 28, 2016

Taxus Cardium Pharmaceuticals Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33635	27-0075787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11750 Sorrento Valley Rd., Suite 130, San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 436-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SMRH:436909168.1	-1-

Item 1.01.	Entry into a Material Definitive Agreement.

Huapont Financing Transaction

On September 28, 2016, Angionetics, Inc. (“Angionetics”), a majority-owned subsidiary of Taxus Cardium Pharmaceuticals Group Inc. (Trading Symbol: CRXM), received a $2.0 million milestone payment from Pineworld Capital Limited (“Pineworld”), an entity affiliated with Huapont Life Sciences Co. Ltd., under the Share Purchase Agreement entered into between the parties on June 7, 2016, as a result of the FDA clearance of Angionetics’ U.S. based AFFIRM Phase 3 clinical study to evaluate the continued safety and definitive efficacy of the Generx® [Ad5FGF-4] angiogenic gene therapy product candidate for the treatment of patients with ischemic heart disease and refractory angina. Pursuant to the Share Purchase Agreement, Angionetics agreed to sell 15% of its newly authorized Series A Convertible Preferred Stock to Pineworld for $3.0 million at a post-money enterprise valuation of $20.0 million.

SMRH:436909168.1	-2-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Taxus Cardium Pharmaceuticals Group, Inc.

By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer

Date: September 29, 2016

SMRH:436909168.1	-3-